Exhibit 5.3


                                PLEDGE AGREEMENT

         This Pledge Agreement (the "Agreement"), dated December 18, 1998, is made by MLC HOLDINGS, INC., a Delaware corporation ("Pledgor") in favor of FIRST UNION NATIONAL BANK (the "Pledgee"), as agent for itself and on behalf of each of the banks now or hereafter party to the Credit Agreement (defined below). All references in this Agreement to "Pledgee" shall mean First Union National Bank as agent for itself and the other Banks under the Credit Agreement. All capitalized terms not defined in this Agreement shall have the meanings assigned to them in the Credit Agreement.

                              Preliminary Statement

         Pledgor owns 100% of the capital stock of each of the companies listed on Schedule 1 hereto.

         Pledgor and Pledgee are parties to a Credit Agreement dated December 18, 1998 (as from time to time amended, revised, modified, supplemented, restated, replaced, or otherwise substituted therefor, the "Credit Agreement"), by and among Pledgor, MLC Group, Inc. ("MLC"), and MLC Federal, Inc. ("Federal") as Borrowers, the banking institutions signatories thereto, and Pledgee as agent for itself and the other banking institutions (Pledgee and the banking institutions collectively the "Banks" and individually a "Bank").

         It is a condition to the execution of the Credit Agreement that this Agreement be executed and delivered by Pledgor in favor of Pledgee.

         Pledgor will benefit from the Loans to itself and the other Borrowers under the terms and conditions of the Credit Agreement, and the Board of Directors of Pledgor has determined that the execution and delivery by Pledgor of this Agreement is necessary and convenient to the conduct, promotion and attainment of its business.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Pledgor hereby makes the following representations and warranties to Pledgee and covenants and agrees with Pledgee as follows:

         1. Pledge of Stock. As collateral security for the punctual payment and performance of all existing and future indebtedness and other liabilities, absolute or contingent, direct or indirect, primary or secondary, of any Borrower to each Bank and to all Banks, of any nature whatsoever arising under the Credit Agreement and the Notes issued thereunder (the "Notes"), that certain Security Agreement dated December 18, 1998 by and among Pledgor, MLC and Federal as Debtors and Pledgee as Secured Party (the "Security Agreement"), and under any other Loan Document, and all the obligations of Pledgor hereunder (all of such indebtedness, liabilities and obligations being hereinafter sometimes referred to collectively as the "Obligations"), Pledgor hereby pledges and collaterally assigns to Pledgee and grants to Pledgee and agrees that Pledgee shall have a first priority security interest in and pledge of 100% of the issued and outstanding shares of capital stock of each domestic subsidiary, and 65% of the issued and outstanding shares of voting capital stock and 100% of the issued and outstanding shares of non-voting capital stock of each foreign subsidiary, as set forth on Schedule 1 hereto (such shares together with any shares or other securities or property referred to in Section 6, being hereinafter sometimes referred to collectively as the "Pledged Securities").

         2. Representations and Warranties. Pledgor represents and warrants to and agrees with Pledgee as follows:

         (a) Pledgor has examined and is fully familiar and satisfied with the Credit Agreement, Notes, Security Agreement, and all other Loan Documents, and all the representations and warranties set forth therein, whether in respect of Pledgor or otherwise, are accurate in all respects on and as of the date hereof.

          (b) The Pledged Securities are duly and validly issued, fully paid and non-assessable and have been duly and validly pledged hereunder in accordance with law, and Pledgor warrants and covenants to defend Pledgee's right, security interest and special property interest in and to the Pledged Securities against the claims and demands of all persons whomsoever. Pledgor is the exclusive legal, equitable and beneficial owner of, and has good title to, all the Pledged Securities on Schedule 1 hereto, free and clear of all claims, liens, security interests and other encumbrances (except for the security interest created in favor of Pledgee), and Pledgor has the unqualified legal right to pledge the same hereunder. The Pledged Securities constitute 100% of the issued shares of any class of capital stock of each domestic subsidiary, and 65% of the issued voting shares and 100% of the issued nonvoting shares of each foreign subsidiary, respectively, outstanding on the date hereof. Each certificate evidencing any of the Pledged Securities pledged hereunder by Pledgor is issued in the name of Pledgor and has attached a stock power duly signed in blank by Pledgor with all appropriate signature guarantees and bears no restrictive or cautionary legend. The security interest created hereby or intended so to be represents a valid lien on and security interest in the Pledged Securities, and such security interest is superior and prior in right to the rights of all third persons. The parties acknowledge that, at such time as Pledgee is deemed to have received possession of the Pledged Securities for purposes of this Agreement, no filings or recordings (including without limitation filings under the Uniform Commercial Code) will be necessary to be made to perfect, protect and preserve the security interest of Pledgee in the Pledged Securities created by this Agreement or intended so to be.

         (c) Pledgor, for itself and its successors and assigns, does hereby irrevocably waive and release all preemptive, first-refusal and other similar rights to purchase any or all of the Pledged Securities upon any sale thereof by Pledgee hereunder, whether such right to purchase arises under the organizational documents of any subsidiary, by agreement, by operation of law, or otherwise.

         (d) All the foregoing representations, warranties and agreements shall survive the execution and delivery of this Agreement, the Credit Agreement, the Security Agreement, the Notes, and all other Loan Documents.

         3. Reregistration of Shares. At any time and from time to time Pledgee may cause all or any of the Pledged Securities to be transferred into its name or into the name of its nominee or nominees.

     4. Reservation of Voting Rights. Upon the occurrence and during the continuance of an Event of Default, Pledgee shall be entitled (b)ut shall not be obligated) to exercise any and all voting power with respect to the Pledged Securities. At all other times Pledgor shall be entitled to exercise in a manner not inconsistent with the provisions of this Agreement all voting power with respect to the Pledged Securities.

     5. Preservation and Protection of Collateral.

         (a) Pledgee shall be under no duty or liability with respect to the collection, protection or preservation of the Pledged Securities, or otherwise, other than the obligation to deal with the Pledged Securities while in its possession in the same manner as Pledgee deals with similar securities or property for its own account.

         (b) Pledgor agrees to pay when due all taxes, charges, Liens and assessments against its respective Pledged Securities in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the satisfaction of Pledgee and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of Pledgor to so pay or contest such taxes, charges, Liens or assessments, Pledgee at its sole option may pay or contest any of them (Pledgee having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments.)

         6. Additional Collateral Security. If, upon the dissolution or liquidation (in whole or in part) of any subsidiary listed on Schedule 1 hereto, any sum shall be paid upon or with respect to any of the Pledged Securities, such sum shall be paid over to Pledgee to be held by Pledgee as additional collateral security for the Obligations. In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any property shall be distributed upon or with respect to the Pledged Securities pursuant to any recapitalization or reclassification of the capital of any subsidiary listed on Schedule 1 hereto, or pursuant to a reorganization thereof, the shares or other property so distributed shall be delivered to Pledgee as additional collateral security for the Obligations.

         7. Remedies in General. Upon the occurrence and during the continuance of an Event of Default, Pledgee shall have, without obligation to resort to other security or to recourse against any guarantor or other party secondarily liable, the right at any time and from time to time to sell, resell, assign and deliver, in Pledgee's discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title, interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for immediate or future delivery, and at such price or prices and on such terms as Pledgee may determine, Pledgor hereby agreeing that upon any such sale any and all equity and right of redemption shall be automatically waived and released without any further action on the part of Pledgor, and in connection therewith Pledgee may grant options, all without any demand, advertisement or notice, all of which are hereby expressly waived. In the event of any such sale, Pledgee shall, at least 10 days before the sale, give Pledgor notice of its intention to sell which notice Pledgor agrees is reasonable. Upon each such sale, Pledgee or Pledgor may purchase all or any of the Pledged Securities being sold, free of any equity or right of redemption. The proceeds of each such sale shall be applied to the payment of all costs and expenses of every kind for sale or delivery, including reasonable compensation to the agents and attorneys of Pledgee, and all other expenses, liabilities and advances made or incurred by Pledgee in connection therewith, and after deducting such costs and expenses from the proceeds of sale, Pledgee shall apply any residue to the payment of the Obligations in such order as Pledgee may deem fit. The balance, if any, remaining after payment in full of the Obligations shall be paid over to Pledgor. Upon the occurrence and during the continuance of an Event of Default, Pledgee shall also have, without obligation to resort to other security or to recourse against any guarantor or other party secondarily liable and in addition to the other remedies provided in this Section 7, the right at any time and from time to time, but not the obligation, to exercise ownership of the Pledged Securities and to take all actions as may be permitted under applicable law.

         8. Certain Securities Law Undertakings. In the event Pledgee is permitted to sell any of the Pledged Securities pursuant to Section 7, upon the written request of Pledgee to cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to any of the Pledged Securities, Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration, qualification or compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Securities. Pledgor will use its best efforts to cause Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof and will furnish or use its best efforts to cause to be furnished to Pledgee, without expense to Pledgee, such number of prospectuses or offering circulars and other documents incident thereto as Pledgee may from time to time reasonably request. Pledgor will indemnify and hold harmless Pledgee from and against any claims or liabilities caused by any untrue statement of a material fact or omission of a material fact required to be stated in any registration statement, offering circular or prospectus used in connection with such registration or compliance, or necessary to make the statements therein not misleading, except insofar as such claims or liabilities are caused by any untrue statement or omission based on or in conformity with any written statement supplied by Pledgee. If at any time when Pledgee shall determine to exercise its rights to sell all or any part of the Pledged Securities pursuant to Section 7, such Pledged Securities or the part thereof to be sold shall not, for any reason, be effectively registered under the Securities Act of 1933 (the "Securities Act"), Pledgee is hereby expressly authorized to sell such Pledged Securities or such part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event Pledgee: (a) may proceed to make such private sale whether or not a registration statement for the purpose of registering the Pledged Securities or such part thereof shall have been filed under the Securities Act; (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale; and (c) may restrict such sale to a limited number of purchasers that meet certain requirements as to nature of business, level of sophistication and investment intention (including without limitation, to purchasers each of whom will represent and agree to the satisfaction of Pledgee that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof). Pledgee may require Pledgor, and Pledgor hereby agrees upon the written request of Pledgee, to cause: (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the offering and sale of the Pledged Securities represented thereby have not been registered under the Securities Act and setting forth or referring to any required restrictions on the transferability of such Pledged Securities; (ii) the issuance of stop transfer instructions to the transfer agent of any subsidiary with respect to the Pledged Securities (or if such subsidiary transfers its own securities, a notation in the appropriate records of such subsidiary); and (iii) to be delivered to the purchasers a signed written agreement of Pledgor and such subsidiary, that such purchasers will be entitled to the rights of Pledgee under this Section 8. In addition, it is understood that any such purchasers may be required as a condition of any such sale to furnish a signed written agreement that the Pledged Securities will not be sold without registration or other compliance with the requirements of the Securities Act. In the event of any such sale, Pledgor hereby consents and agrees that Pledgee shall not incur any responsibility or liability for selling all or any part of the Pledged Securities at a price which, Pledgee in its absolute discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

         9. Rights and Remedies Cumulative; Indemnities. The rights, powers and remedies provided herein in favor of Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of Pledgee existing at law or in equity, including without limitation all the rights, powers and remedies available to a secured party under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania or any other appropriate jurisdiction. Pledgor shall indemnify and save harmless Pledgee from and against any and all liabilities, losses and damages which it may incur in the exercise or performance of any of its rights, powers or remedies set forth herein; provided, however, that Pledgor shall not have any obligation to indemnify any such indemnitee against any liability, loss or damage resulting from such indemnitee's own gross negligence or bad faith.

         10. Right to Execute Endorsements. Pledgee shall have the right, for and in the name, place and stead of Pledgor and acting as its attorney-in-fact if necessary, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Securities whenever any such execution is required or permitted hereunder.

         11. No Waiver; Amendments. No delay on the part of Pledgee in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof or of any other option, power or right. None of the terms and conditions of this Agreement may be amended, modified or waived orally but only in a writing signed by Pledgee and Pledgor.

         12. Termination of Agreement; Return of Collateral. Should this Agreement become temporarily inoperative for any reason (including without limitation the payment of all the Obligations) prior to the Credit Termination Date (as defined in the Credit Agreement), this Agreement shall nevertheless continue in effect through the Credit Termination Date to secure the payment and performance of all future Obligations whenever and as often as they may arise hereunder or under the Credit Agreement, the Security Agreement, Notes, or any other Loan Document. However, upon the full payment and performance of all the Obligations and the termination of the Credit Agreement, the Security Agreement and Notes, this Agreement shall expire and Pledgor (except to the extent otherwise contemplated hereby) shall be entitled to the return of all of its respective Pledged Securities and other property and cash held in pledge hereunder which have not been used or applied to the payment of the Obligations.

         13. Further Assurances; Immunities. With respect to the Pledged Securities and any security interest of Pledgee therein, Pledgor agrees to do, file, record, make, execute and deliver all such acts, deeds, things, notices and instruments as may be necessary or desirable in the opinion of Pledgee in order to vest more fully in and assure to Pledgee the security interests in the Pledged Securities created hereby or intended so to be and the enforcement and realization of all of the benefits of the rights, remedies and powers of Pledgee hereunder relating to the Pledged Securities. Without limiting the generality of the foregoing, if at any time hereafter, whether or not due to any change in circumstances (including without limitation any change in applicable law or any decision hereafter made by a court construing any applicable law), it is, in the opinion of counsel for Pledgee, necessary or desirable to file or record this Agreement or any financing statement or other instrument relating hereto, Pledgor agrees to pay all fees, costs and expenses of such recording or filing and to execute and deliver any instruments which may be necessary or appropriate to make such filing or recording effective. Pledgor hereby irrevocably appoints Pledgee its attorney-in-fact to perform, in Pledgor's name or Pledgee's name or otherwise, any and all acts, including without limitation the signing and filing of financing statements and amendments thereto, which Pledgee may deem necessary or appropriate to effect and continue the security interests created hereby or intended so to be or otherwise to preserve and protect the Pledged Securities and the security interest of Pledgee therein, but nothing herein contained or otherwise shall require Pledgee to take any such action. The duty of Pledgee in respect of the Pledged Securities shall be strictly confined to one of reasonable care in the custody of the certificates therefor so long as they are in the custody of Pledgee. Without limiting the generality of the preceding sentence, Pledgee shall not be under any duty to anyone to send any notices, perform any services, vote, exercise any options or elections with respect to, pay any taxes or charges associated with, or otherwise take any action of any kind with respect to, any of the Pledged Securities.

         14. Transfers of Interest. Pledgee may transfer its interest in the Pledged Securities, or any part thereof, to any replacement or successor agent under the Credit Agreement, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to Pledgee in respect of the Pledged Securities or the transferred part thereof, subject, however, to the restrictions contained herein.

         15. Expenses. Pledgor agrees that the Pledged Securities secure, and further agrees to pay on demand, all reasonable expenses (including but not limited to attorneys' fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, or incidental to, the custody, care, sale or realization on any of the Pledged Securities or in any way relating to the enforcement or protection of the rights of Pledgee hereunder.

         16. Notices. All notices, requests, demands, directions, declarations and other communications provided for herein shall be in writing (including telegraphic and facsimile communication) and shall be mailed by registered or certified mail, return receipt requested, or telecopied or delivered in hand to the applicable party at its address indicated below, or, as to each party, at such other address as shall hereafter be designated by such party in a written notice to the others complying as to delivery with the terms of this Section. Each such notice, request, demand, direction, declaration or other communication shall, if mailed, be effective when deposited in the mails, postage prepaid, addressed as aforesaid, and shall, if sent by telegram or facsimile (telecopier) or delivered in hand or by overnight courier, be effective when received.

            If to Pledgor:     MLC Holdings, Inc.
                               400 Herndon Parkway
                               Herndon, Virginia 20170
                               Attention: Executive Vice President
                               Telecopy: (703) 834-5718

            With a Copy To:    Michael E. Geltner & Associates
                               Number 10 E. Street, S.E.
                               Washington, D.C. 20003
                               Attention: Michael E. Geltner
                               Telecopy: (202) 547-1138

            If to Pledgee:     First Union National Bank
                               Transportation and Equipment Finance
                               PA 4827
                               1339 Chestnut Street
                               Philadelphia, PA 19107
                               Attention: Christos Kytzidis,
                               Assistant Vice President
                               Telecopy: (215) 973-6900

         17. Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. Pledgor hereby consents to the jurisdiction of the courts of the Commonwealth of Pennsylvania in any action or proceeding which may be brought against Pledgor under or in connection with this Agreement or any of the transactions contemplated hereby or to enforce any undertaking contained herein, and in the event any such action or proceeding shall be brought against it, Pledgor agrees not to raise any objection to such jurisdiction or to the laying of the venue thereof in Pennsylvania, and further agrees that service of process in any such action or proceeding may be duly effected upon Pledgor by service in accordance with the provisions of the Uniform Interstate and International Procedure Act as in effect in Pennsylvania.

         18. Certain Waivers; Integration. Pledgor hereby waives notice of any and all defaults on the part of MLC and Federal under the Credit Agreement, Security Agreement, Notes or other Loan Documents. Pledgor further waives presentment for payment, protest, dishonor and notice of dishonor and of protest with respect to the Notes. This Agreement states the entire agreement of the parties concerning the subject matter hereof, and it is acknowledged that there are no customs, usages, representations, or assurances referring to the subject matter hereof, and no inducements leading to the execution or delivery hereof, other than those expressed herein.

         19. Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         20. Miscellaneous. This Agreement shall bind and inure to the benefit of Pledgor and Pledgee and their respective successors and assigns, except that Pledgor shall not have the right to assign any of its rights hereunder or interests herein without the written consent of Pledgee. No persons other than Pledgor, Pledgee and the other Banks, and the assignees of Pledgee and the other Banks are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise. Pledgor acknowledges that this Agreement and the obligations of Pledgor hereunder and the security created or intended to be created hereby have constituted, and were intended by Pledgor to constitute, a material inducement to Pledgee and the Banks to execute and deliver the Credit Agreement (which will inure to the direct and immediate benefit of Pledgor as a Borrower under such Credit Agreement), knowing that Pledgee and the Banks will rely upon this Agreement. Pledgor intends this to be a sealed instrument and to be legally bound hereby. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the validity or enforceability of such provision in any other jurisdiction. Words of any gender herein shall include any other genders, and the singular shall include the plural and vice versa, whenever the same is necessary to produce a fair and meaningful construction.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                        MLC HOLDINGS, INC.



                        By ______________________________
                        Name:
                        Title:



- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------

                                               Total # of Shares   Total # of Shares
Name of Pledged Subsidiary         Class of    of Class            of Class            Percent Ownership   Certificate   Par Value
                                   Stock       Authorized          Outstanding         Pledged             Number        Per Share
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------

MLC Group, Inc.                    Common      10,000              1,000               100%                10            $.01
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------

MLC Federal, Inc.                  Common      1,000               500                 100%                1             $.01
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------

MLC Network Solutions, Inc.        Common      1,000               500                 100%                1             $.01
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------

MLC Capital, Inc.                  Common      1,000               500                 100%                2             $.01
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------

Educational Computer Concepts,     Common      3,000               536                 100%                18            None
Inc.
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------

PC Plus, Inc.                      Common      100                 100                 100%                1             $.01
- ---------------------------------- ----------- ------------------- ------------------- ------------------- ------------- ---------

                                      -9-